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                                                       Exhibit 99.3

                                                       Administrative Proceeding
                                                       File No.


                            UNITED STATES OF AMERICA
                                   before the
                       SECURITIES AND EXCHANGE COMMISSION


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In the Matter of               :
                               :       OFFER OF SETTLEMENT OF
INAMED CORPORATION             :       INAMED CORPORATION
                               :
                               :
                               :
         Respondent.           :
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                                       I.

         Respondent Inamed Corporation ("Inamed"), pursuant to Rule 240(a) of the Rules of Practice of the Securities and Exchange Commission ("Commission"), hereby submits this Offer of Settlement ("Offer") in anticipation of the institution of public administrative proceedings against it by the Commission pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act").

                                       II.

         This Offer is submitted solely for the purpose of settling these proceedings and with the express understanding that it will not be used in any way in these or any other proceedings unless the Offer is accepted by the Commission. If the Offer is not accepted by the Commission, the Offer is withdrawn without prejudice to Respondent and shall not become a part of the record in these or any other proceedings, except for the waiver expressed in
Section IV with respect to Rule 240(c)(5) of the Commission's Rules of Practice [17 C.F.R. Section 201.240(c)(5)].
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                                      III.

         On the basis of the foregoing, Inamed hereby:

         A. Admits the jurisdiction of the Commission over it and over the matters to be set forth in the Order Instituting Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease-and-Desist Order ("Order");

         B. Solely for the purpose of this proceeding and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, without admitting or denying the findings in the Order, consents to the issuance of the Order by the Commission in the form attached hereto, which:

                  1. finds(1) that Inamed violated Sections 10(b), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rule 10b-5 thereunder; and

                  2. orders that Inamed cease and desist from committing or causing any violations of, and committing or causing any future violations of, Sections 10(b), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rule 10b-5 thereunder;

                                       IV.

         By submitting this Offer, Inamed hereby acknowledges its waiver of those rights specified in Rules 240(c)(4) and (5) of the Commission's Rules of Practice.

                                       V.

         Inamed understands and agrees to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings" (17 C.F.R. Section 202.5(e)). In compliance with this policy, Inamed agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Order or creating the impression that the Order is without factual basis; and (ii) that upon the filing of this Offer of Settlement, Inamed hereby withdraws any papers filed in this proceeding to the extent that they deny any allegation in the Order. If Inamed breaches this agreement, the Division of Enforcement may petition the Commission to vacate the Order and restore this proceeding to its active docket. Nothing in this provision affects Inamed's testimonial obligations or right to take legal positions in litigation in which the Commission is not a party.



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(1) The findings herein are made pursuant to Inamed's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.




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                                       VI.

         Consistent with the provisions of 17 C.F.R. Section 202.5(f), Inamed hereby waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.

                                      VII.

         Inamed undertakes and agrees to: (i) cooperate with the Commission and its staff and truthfully to disclose all information with respect to its activities and the activities of others about which the Commission or its staff may inquire; (ii) testify in all investigations, administrative and judicial proceedings in which the Commission or its staff makes reasonable requests for its testimony; (iii) make itself available as may be required by the Commission or its staff; and (iv) produce any documents within its possession, custody or control, domestic or foreign, which are requested by the Commission or its staff.

                                      VIII.

         Inamed represents that it has read and understands the foregoing Offer and that this Offer is made voluntarily, and that no promises, offers, threats, or inducements of any kind or nature whatsoever have been made by the Commission or any member, officer, employee, agent, or representative of the Commission in consideration of this Offer or otherwise to induce it to submit this Offer.

                                        Respectfully submitted,

                                        INAMED CORPORATION

                                        By: /s/ Ilan K. Reich
                                           _________________________

                                        Its: President
                                            ________________________




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STATE OF New York          )
                           )       ss.
COUNTY OF New York         )



On July 21, 1999, before me personally appeared Ilan K. Reich, the President of Inamed Corporation, to me known to be the person who executed the foregoing Offer of Settlement.



                                        /s/ David E. Bamberger
                                        ___________________________________
                                        NOTARY PUBLIC




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                                  CERTIFICATION

     I, David E. Bamberger, the Secretary of Inamed Corporation (the "Corporation"), hereby certify that, at a meeting of the Board of Directors (the "Board") of the Corporation on July 21, 1999, the Board adopted a Resolution, which is still in effect and which appears in the minutes of the Corporation in the form attached hereto; that all approvals referred to in said Resolution have been obtained; and that Ilan K. Reich, the President of the Corporation, is an officer of the Corporation who is authorized to execute the documents referred to in the Resolution on behalf of the Corporation.

Dated: New York, New York
       July 21, 1999




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         RESOLVED, that the Chief Executive Officer and President of the
Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to make and negotiate an offer to the Securities and Exchange Commission to settle in anticipation of the institution of public administrative proceedings against the Corporation, all as fully specified in that certain "Offer of Settlement of Inamed Corporation" and "Order Instituting Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order", forms of which were delivered to the Corporations' attorneys on or about July 19, 1999, and copies of which were delivered to each of the directors prior to July 21, 1999;

         RESOLVED, that in connection with the foregoing, the officers of the Corporation, and each of them, be, and hereby are, authorized and empowered on behalf of the Corporation and in its name to take such action and execute and deliver for and in the name of the Corporation such documents as such officer or officers may deem necessary, appropriate or advisable in relation thereto, the execution by such officers of any such documents or the doing by them of any act in connection with the foregoing matters to conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the documents so executed and the action so taken; and it is further

         RESOLVED, that any and all actions heretofore or hereafter taken by any such officer or representative within the intent of the foregoing resolutions are hereby ratified, confirmed and, in all respects, approved.